Exhibit g(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE CHASE MANHATTAN BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF JULY 1, 2001

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS:

	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:

	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES*
C.	FOREIGN SUBCUSTODIANS:

*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust:
Fidelity New Markets Income Fund.

Country	Foreign Subcustodian	Eligible securities depositories
Argentina	Chase Manhattan Bank, N.A., Buenos Aires	Caja de Valores, S.A.
Citibank, N.A., Buenos Aires

Australia	The Chase Manhattan Bank,	Austraclear Limited
Sydney
RITS
Westpac Banking Corporation, Sydney
The Clearing House Electronic
Sub-register System

Austria	Creditanstalt-Bankverein,	Osterreichsche Kontrollbank
	Vienna	Aktiengesellschaft (OEKB)

Bahrain	British Bank of the Middle East, Manama	None

Bangladesh	Standard Chartered Bank, Dhaka	None

Belgium	Generale Bank,	Caisse Interprofessionnelle
	Brussels	de Depot et de Virement de
	Banque Bruxelles Lambert, Brussels	Titres (CIK)
Banque Nationale de Belgique

Bermuda	The Bank of Bermuda, Limited	None
Hamilton

Botswana	Barclays Bank of Botswana Ltd.,	None
Gaborone

Brazil	Citibank, N.A., Sao Paulo	Bolsa de Valores de Sao Paulo
(BOVESPA/CALISPA);
Companhia Brasleira de Liquidacao e Custodia

	BankBoston, N.A., Sao Paulo	Rio de Janeiro Stock Exchange
(BVRJ)
Companhia Brasileira de Liquidacao
e Custodia

Bulgaria	ING Bank, Sofia	Central Depository AD, Bulgarian
National Bank

Canada	Canada Imperial Bank of Commerce,	Canadian Depository for
	Toronto	Securities Ltd. (CDS)
Royal Bank of Canada

Chile	Chase Manhattan Bank, Santiago	Deposito Central de Valores, S.A.
Citibank, N.A., Santiago

China-Shanghai	Hongkong & Shanghai Banking	Shanghai Securities Central
	Corp., Ltd., Shanghai	Clearing & Registration Corp.
(SSCCRC)

China- Shenzhen	Hongkong & Shanghai Banking	Shenzhen Securities Central
	Corp., Ltd., Shenzhen	Clearing Co (SSCC)

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,	Deposito Central de Valores
Bogota
Deposito Centralizado de Valores
(DECEVAL)

Cyprus	The Cyprus Popular Bank Ltd	None

Czech Republic	Ceskoslovenska Obchodni Banka, A.S., Prague	Securities Center (SCP)
ING Bank N.V., Prague

Denmark	Den Danske Bank, Copenhagen	Vaerdipapircentralen-VP Center

Ecuador	Citibank, N.A., Quito	None

Egypt	National Bank of Egypt, Cairo	Misr for Clearing, Settlement and
	Citibank, N.A., Cairo	Depository

Finland	Merita Bank, Ltd.,	Central Share Register of
	Helsinki	Finland (CSR)

France	Banque Paribas, Paris	SICOVAM
Credit Agricole Indosuez, Paris
Societe Generale

Germany	Dresdner Bank A.G., Frankfurt	Deutsche Borse Clearing (DBC)

Ghana	Barclays Bank of Ghana Ltd., Accra	None

Greece	Barclays Bank Plc, Athens	The Central Securities Depository
(Apothetirio Titlon, A.E.)
Bank of Greece

Hong Kong	Chase Manhattan Bank,	Central Clearing & Settlement
	Hong Kong	System (CCASS)
	Hongkong & Shanghai Banking Corp., Ltd.,	The Central Money Markets Unit
Hong Kong

Hungary	Citibank Budapest Rt., Budapest	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)

India	Deutsche Bank AG, Mumbai	National Securities Depository
Limited (NSDL)
	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository Services (India) Limited (CDSL)
Mumbai
Chase Manhattan Bank, Mumbai
Standard Chartered Bank, Mumbai

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	PT Kustodian Sentral Efek Indonesia
Jakarta
Standard Chartered Bank, Jakarta

Ireland	Bank of Ireland, Dublin	The CREST System
	Allied Irish Bank PLC, Dublin	Bank of Ireland Securities Settlement
Office

Israel	Bank Leumi Le-Israel, B. M., Tel Aviv	Tel Aviv Stock Exchange
(TASE) Clearinghouse Ltd.

Italy	Bank Paribas, Milan	Monte Titoli S.p.A.
	Citibank, N.A., Milan	Banca d'Italia

Ivory Coast	Societe Generale de Banques en
	Cote d'Ivoire, Abidjan	None

Japan	The Fuji Bank, Limited, Tokyo	Japan Securities
Depository Center (JASDEC)
	Bank of Tokyo-Mitsubishi Ltd., Tokyo	Bank of Japan

Jordan	Arab Bank, PLC, Amman	None

Kenya	Barclays Bank of Kenya Ltd., Nairobi	None

Lebanon	The British Bank of the Middle East (BBME)	Midclear

Luxembourg	Banque Generale du Luxembourg	None
Banque Bruxelles Lambert, Luxembourg

Malaysia	The Chase Manhattan Bank,	Malaysian Central Depository
	(M) Berhad, Kuala Lumpur	Sdn. Bhd. (MCD)
Hongkong Bank Malaysia Berhad, Kuala Lumpur

Mauritius	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository & Settlement Co.,
	Port Louis	Ltd. (CDS)

Mexico	Chase Manhattan Bank, Mexico, S.A.	Institucion para el Deposito de
Valores-S.D. INDEVAL, S.A.
	Citibank Mexico, S.A., Mexico City,	de C.V.
a wholly-owned subsidiary of Citibank, N.A.

Morocco	Banque Commerciale du Maroc,	MAROCLEAR
Casablanca

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	ABN-AMRO, Bank N.V.,	Nederlands Centraal Instituut
	Amsterdam	voor Giraal Effectenverkeer
BV (NECIGEF); KAS Associatie,
N.V. (KAS)

New Zealand	National Nominees Ltd., Auckland	New Zealand Central Securities
	ANZ Banking Group (New Zealand) Limited,	Depository Limited (NZCSD)
Wellington

Norway	Den norske Bank ASA, Oslo	Verdipapirsentralen, The Norwegian
Registry of Securities (VPS)

Oman	British Bank of the Middle East, Muscat	Muscat Securities Market

Pakistan	Citibank, N. A., Karachi	Central Depository
Company of Pakistan (CDC)
Standard Chartered Bank, Karachi
Deutsche Bank AG, Karachi

Peru	Citibank, N.A., Lima	Caja de Valores (CAVALI, S.A.)

Philippines	Hongkong & Shanghai Banking	The Philippines Central Depository,
	Corp., Ltd., Manila	Inc.

Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities
Citibank Poland, S.A., Warsaw, a wholly-owned
indirect subsidiary of Citibank, N.A.
Bank Polska Kasa Opieki, S.A.

Portugal	Banco Espirito Santo e Commercial	Central de Valores Mobiliaros
	de Lisboa, S.A., Lisbon	(Interbolsa)
Bankco Comercial Portuges, Lisbon
The Central Treasury Bills Registrar

Romania	ING Bank N.V., Bucharest	National Company for Clearing,
	ABN AMRO Bank (Romania)	Settlement & Depository
for Securities (SNCDD)
Bucharest Stock Exchange (BSE)

Russia	Chase Manhattan Bank International,	Rosvneshtorgbank (VTB)
Moscow
Credit Suisse First Boston AO,
Moscow, a wholly-owned subsidiary of Credit Suisse
First Boston

Singapore	Chase Manhattan Bank, Singapore	Central Depository (Pte) Ltd. (CDP)
	Standard Chartered Bank, Singapore	Singapore Government Securities Book-entry System
Oversea-Chinese Banking Corporation Limited,
Singapore

Slovak Republic	Ceskoslovenska Obchodna, Banka, A.S.	Stredisko Cennych Papierov (SCP)
Bratislava
ING Bank N.V., Bratislava

Slovenia	Banka Creditanstalt D.D., Ljubljana	Central Klirnisko Depotna Druzba
d.d. (KDD)

South Africa	Standard Bank of South Africa, Ltd.,	The Central Depository Limited
	Johannesburg	STRATE
First National Bank of Southern Africa Ltd.,
Johannesburg

South Korea	Hongkong & Shanghai Banking Corp., Ltd.	Korean Securities Depository
	Seoul	(KSD)
Standard Chartered Bank, Seoul

Spain	Chase Manhattan Bank C.M.B., S.A.	Servicio de Compensacion y
	Madrid	Liquidacion de Valores (SCLV)
	Banco Santander S.A., Madrid	Banco de Espana

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System
	Colombo	(Pvt) Limited (CDS)

Swaziland	Stanbic Bank Swaziland Limited, Mbabane	None
Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen,
The Swedish Central Securities
	Svenska Handelsbanken, Stockholm	Depository

Switzerland	Union Bank of Switzerland,	Schweizerische Effekten-
	Zurich	Giro A.G. (SEGA)

Taiwan	Chase Manhattan Bank, Taipei	Taiwan Securities Central
Depository Co., Ltd. (TSCD)
Hongkong & Shanghai Banking Corp., Ltd.
Taipei

Thailand	Chase Manhattan Bank, Bangkok	Thailand Securities Depository
Company Limited (TSD)
Standard Chartered Bank, Bangkok

Transnational		CEDEL, S.A. Luxembourg
The Euroclear System

Turkey	Chase Manhattan Bank, Istanbul	Takas ve Saklama A.S. (TvS)
	Citibank, N.A., Istanbul	Central Bank of Turkey

United Kingdom	Chase Manhattan Bank, London	The CREST System
	First Chicago NBD Corporation, London	Central Gilts Office
Central Moneymarkets Office

Uruguay	BankBoston, N.A., Montevideo	None
Citibank, N.A., Montevideo

Venezuela	Citibank, N.A., Caracas	Central Bank of Venezuela

Zambia	Barclays Bank of Zambia Ltd., Lusaka	Lusaka Stock Exchange

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare	None
\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	EACH OF THE INVESTMENT COMPANIES LISTED ON
APPENDIX "A" TO THE CUSTODIAN AGREEMENT,
ON BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS

	By:	/sMaria Dwyer
	Name:	Maria Dwyer
	Title:	Deputy Treasurer